UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2025
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on February 3, 2025, Synaptics Incorporated the ("Company") announced that its President and Chief Executive Officer had resigned and that its Chief Financial Officer, Ken Rizvi, was appointed as Interim Chief Executive Officer while the Company’s Board of Directors (the "Board") conducted a search for a successor Chief Executive Officer ("CEO"). Also as previously disclosed by the Company on May 21, 2025, the Board completed its search and announced the appointment of Rahul Patel as successor CEO, with his start date in this role to be effective no later than June 2, 2025. Mr. Rizvi will continue to serve as the Company's Chief Financial Officer. In recognition of the additional services provided by Mr. Rizvi during his period of service as Interim CEO, and to assist in enhancing retention, reinforcing leadership stability and ensuring the continuity of business operations with minimal disruption, the Compensation Committee of the Board approved the following grant of a retention equity award to Mr. Rizvi.

On May 22, 2025, the Compensation Committee granted to Mr. Rizvi a retention equity award in the form of time-vested restricted stock units (the “Retention Equity Award”) under the Synaptics Incorporated Amended and Restated 2019 Equity and Incentive Compensation Plan, in the amount of 21,157 restricted stock units. The Retention Equity Award will vest in four equal quarterly installments, subject to Mr. Rizvi's continued employment through each such vesting date. Pursuant to the terms of the Retention Restricted Stock Unit Award Agreement governing the terms of the Retention Equity Award, upon Mr. Rizvi's voluntary departure or termination by the Company for cause, any outstanding, unvested restricted stock units will automatically be forfeited. However, unvested restricted stock units will immediately vest in full if Mr. Rizvi experiences a Covered Termination during a Change in Control (as each such term is defined in the Change of Control and Severance Agreement previously entered into between Mr. Rizvi and the Company) and such award is not assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or the Compensation Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the award and other material terms and conditions of this award as in effect immediately prior to the Change in Control). Additionally, if following the appointment of the successor CEO Mr. Rizvi experiences a Covered Termination prior to the expiration of a vesting period, the remaining unvested restricted stock units underlying the Retention Equity Award will immediately vest in full, effective as of immediately prior to such Covered Termination.

The foregoing description of the Retention Equity Award is not complete and is qualified in its entirety by reference to the full text of the Form of Retention Restricted Stock Unit Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Form of Retention Restricted Stock Unit Award Agreement under the Synaptics Incorporated Amended and Restated 2019 Equity and Incentive Compensation Plan
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	May 23, 2025	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary